United States Diesel-Heating Oil Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(108,545)
Unrealized Gain (Loss) on Market Value of Futures	222,714
Dividend Income	71
Interest Income	50
ETF Transaction Fees	350
Total Income (Loss)	$114,640

Expenses
General Partner Management Fees	$2,816
SEC & FINRA Registration Expense	600
Brokerage Commissions	289
NYMEX License Fee	71
Non-interested Directors' Fees and Expenses	58
Prepaid Insurance Expense	47
Other Expenses	10,380
Total Expenses	14,261
Expense Waiver	(9,676)
Net Expenses	$4,585
Net Income (Loss)	$110,055

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/13	$6,398,269
Withdrawals (50,000 Units)	(1,590,813)
Net Income (Loss)	110,055

Net Asset Value End of Month	$4,917,511
Net Asset Value Per Unit (150,000 Units)	$32.78

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612